        As filed with the Securities and Exchange Commission on October 12, 1995

                                                Registration No. 33  ___________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        C.I.S. TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)

         Delaware                                    73-1199382
      (State or other                             (I.R.S. Employer
      jurisdiction of                            Identification No.)
     Incorporation or
       organization)


                        C.I.S. Technologies, Inc.
                         1995 Stock Incentive Plan
                         (Full title of the Plan)


                             Philip D. Kurtz
            Chairman of the Board and Chief Executive Officer
                       6100 South Yale, Suite 1900
                           Tulsa, Oklahoma  74136
                              (918) 496-2451
         (Name, address, including zip code, and telephone number
                including area code of agent for service)

                                Copies To:
                            Thomas G. Noulles
                             Pray, Walker,
                          Jackman, Williamson
                                & Marlar
                            900 ONEOK Plaza
                            Tulsa, Oklahoma
                                 74103
                         _______________________

                     CALCULATION OF REGISTRATION FEE


                                          Proposed  Proposed
                                          maximum   maximum
           Title of each         Amount   offering  aggregate    Amount
        class of securities      to be   price per  offering       of
         to be registered      registered share(1)  price(1)   registration
                                                                   fee


   Common Stock, $.01 per share 3,818,630  $4.00  $15,274,520.00  $5,267.11 shares

   (1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c), upon the average of the high and low prices as reported on NASDAQ on October 9, 1995.
                     _______________________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


                                             Exhibit Index Appears on Page 5
                        Page 1 of 8 Pages

   PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   Item 1. Plan Information.*

   Item  2.Registrant Information and Employee Plan Annual Information.*

    * Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the first Note to Part I.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Certain Documents by Reference.

    The   following  documents  filed  by  the  Registrant  with  the
   Securities and Exchange Commission are incorporated by reference in this Registration Statement:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission on April 14, 1995.

    (2) The Registrant's Quarterly Reports on Form 10-Q for the periods ending March 31, 1995 and June 30, 1995, as filed with the Securities and Exchange Commission on May 10, 1995 and August 14, 1995, respectively, and the amendment to the March 31, 1995 Form 10-Q as filed on Form 10-Q/A on May 16, 1995.

    (3) The Registrant's Current Reports on Form 8-K as filed with the Securities and Exchange Commission on May 19, 1995 and June 15, 1995, and Form 8-K/A filed on August 14, 1995.

    (4) The Registrant's Form 10-C as filed with the Securities and Exchange Commission on August 19, 1995.

    (5) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on March 5, 1987, pursuant to
   Section 12(g) of the 1934 Act, including any amendment to such registration statement or report filed under the 1934 Act for the purpose of updating such description.

    In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4. Description of Securities.

    Not applicable.

   Item 5. Interests of Named Experts and Counsel.

    Not applicable.

   Item 6. Indemnification of Directors and Officers.

    The Bylaws of the Registrant provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation except to the extent the court in which such legal proceeding was brought determines such person is fairly and reasonably entitled to indemnity.



                                          Exhibit Index Appears on Page 5
                        Page 2 of 8 Pages

    As   permitted  by  Section  102  of  DGCL,  the  Certificate  of
   Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the Registrant or its stockholders,
   (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under
   Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

   Item 7. Exemption from Registration Claimed.

    Not applicable.

   Item 8. Exhibits.

    See Index to Exhibits at page 5 hereof.

   Item 9. Undertakings.

    (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
    Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii)   To include any material information with respect to the
     plan    of  distribution  not  previously  disclosed  in  the
     Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
    1 5 ( d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                            Exhibit Index Appears on Page 5
                            Page 3 of 8 Pages

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 12, 1995.

                                  C.I.S. TECHNOLOGIES, INC.

                                  By   /s/ Philip D. Kurtz
                                       ----------------------------
                                       Philip D. Kurtz
                                       Chairman of the Board
                                       and Chief Executive Officer

   By: /s/ Rebecca L. Speight     By   /s/ James L. Hersma
       --------------------------      -----------------------------
       Rebecca L. Speight              James L. Hersma
       Principal Accounting Officer    President and Chief Operating
                                       Officer

                            POWER OF ATTORNEY
    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip D. Kurtz and James L. Hersma, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

   Signatures                     Title                    Date


   /s/ Philip D. Kurtz       Chairman of the Board   October 12, 1995
   ----------------------     and Chief Executive    ----------------
                              Officer and Director

   /s/ James L. Hersma       President and Chief     October 12, 1995
   ----------------------     Operating Officer      ----------------
                              and Director

   /s/ John D. Platt         Director                October 12, 1995
   ----------------------                            ----------------
   John D. Platt


   /s/ Dennis D. Pointer     Director                October 12, 1995
   ----------------------                            ----------------
   Dennis D. Pointer

   /s/ Robert J. Simmons     Director                October 12, 1995
   ----------------------                            ----------------
   Robert J. Simmons


   /s/ N. Thomas Suitt       Director                October 12, 1995
   ----------------------                            ----------------
   N. Thomas Suitt


                                             Exhibit Index Appears on Page 5
                         Page 4 of 8 Pages

                            INDEX TO EXHIBITS

   Exhibit
   Number         Description                                   Page

     4 Instruments defining the rights of security holders, including indentures.

           Not applicable.

     5  Opinion regarding legality.                             6


    15  Letter regarding unaudited interim financial information.

           Not applicable.

    23  Consent of experts and counsel.                         7-8


    24  Power of attorney.

           See Signature Page 4.


    27  Financial Data Schedule.

            Not applicable.

    28 Information from reports furnished to state insurance regulatory authorities.

           Not applicable.

    99  Additional exhibits.

           Not applicable.



                            Page 5 of 8 Pages

                                EXHIBIT 5
                        Opinion Regarding Legality




                                    October 12, 1995



   C.I.S. Technologies, Inc.
   Suite 1900
   6100 South Yale
   Tulsa, OK  74136

     Re:  Registration Statement on Form S-8

   Gentlemen:

   As legal counsel to C.I.S. Technologies, Inc. (the "Company"), we have reviewed the Company's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to 3,818,630 shares of the Company's common stock, $0.01 par value (the "Shares"), to be issued pursuant to the Company's 1995 Stock Incentive Plan (the "Plan").

   In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation, as amended, bylaws, resolutions of its board of directors, officer's certificates and such other documents and corporate records relating to the Company as we deemed appropriate for the purposes of rendering this opinion.

   Based upon the foregoing, it is our opinion that the Shares to be issued to participants in the Plan will, when sold and paid for pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable.

                                   Very truly yours,


                     /s/ Pray, Walker, Jackman, Williamson & Marlar
                       PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR




                                              Exhibit Index Appears on Page 5
                                  Page 6 of 8 Pages

                                EXHIBIT 23

                    Consent of Experts and Counsel --

                    Consent of Independent Accountants






    We consent to the incorporation by reference in the registration statement of CIS Technologies, Inc. on Form S-8 (File No. _________) of our report dated February 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of CIS Technologies, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K.



                              /s/ Coopers & Lybrand L.L.P.
                                COOPERS & LYBRAND L.L.P.




   Tulsa, Oklahoma
   October 12, 1995


                                              Exhibit Index Appears on Page 5
                                   Page 7 of 8 Pages

                             Consent of Legal Counsel






                                    October 12, 1995





   C.I.S. Technologies, Inc.
   Suite 1900
   6100 South Yale
   Tulsa, OK  74136

     Re:  Registration Statement on Form S-8/1995 Stock
         Incentive Plan

   Gentlemen:

   We hereby consent to the inclusion of our opinion as an exhibit to the captioned Registration Statement.

                                   Very truly yours,


                     /s/ Pray, Walker, Jackman, Williamson & Marlar
                       PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR








                                              Exhibit Index Appears on Page 5
                           Page 8 of 8 Pages